Exhibit 99.1

BioLife Solutions Reports Results for Second Quarter 2016

Biopreservation Media Revenue Grew 39% Over 2015

Conference Call and Webcast at 4:30PM ET Today

BOTHELL, WA— August 11, 2016 —BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media and a related cloud hosted biologistics cold chain management app for smart shippers (“BioLife” or the “Company”), today reported operational highlights and financial results for the three and six months ended June 30, 2016.

Revenue from biopreservation media product sales reached a record high of $2.0 million in the second quarter of 2016, an increase of 39% over the same period in 2015. Total revenue for the quarter was up 33% over the same period last year. For the first six months of 2016, revenue totaled $3.8 million, a 28% increase compared to $3.0 million in 2015.

Mike Rice, BioLife President & CEO, commented, “Our biopreservation media product business continues to demonstrate strong growth. Several strategic customers are in the final phase of clinical development, and we expect significantly higher demand for CryoStor and HypoThermosol from these customers to support large scale manufacturing of their cell-based products following regulatory approvals. With respect to evo and our biologistex joint venture, we continue to educate prospective customers on the need for and benefits of improved thermal packaging, sensor based logistics, and secure, cloud hosted distribution data for time and temperature sensitive biologic materials. We remain confident that we will secure customer orders this year and that biologistex will contribute meaningful revenue in 2017.”

Recent Operational Highlights

•	Long term supply agreements were executed with Kite Pharma and Bellicum Pharmaceuticals, two of the leading developers of cellular immunotherapies for various cancers.

•	Regenerative medicine market product adoption: Management estimates that CryoStor and HypoThermosol are now embedded in the manufacturing process of over 220 customer pre-clinical projects and clinical studies of cell and tissue-based therapies. Management believes that commercial manufacturing of customers’ biologic-based products could begin in the first half of 2017.

•	75 new customers were gained in the first half of 2016, with 24 in the high growth regenerative medicine market segment.

•	A European patent, # 2271209, was granted covering novel claims related to Materials and Methods for Hypothermic Collection of Whole Blood.

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•	The Company formed a relationship with MNX Global Logistics, a specialty courier offering door to door, same day and next flight out managed logistics services, in order to increase the attractiveness of its cold chain solutions by integrating value-added ancillary logistic services.

•	Biologistex CCM, LLC, BioLife’s joint venture with SAVSU Technologies, filed 7 additional patent applications related to the evo™ Smart Shipper and biologistex™ Cold Chain Logistics SaaS.

•	Further validation activities were completed on StorGanix™, BioLife’s organ storage solution, for which the Company expects to file a 510K application with the US FDA by the end of 2016. Markets and Markets, a global markets research and consulting company, estimates that the worldwide demand for organ preservation and transport products will be $165 million in 2016, and is expected to grow to $241 million by 2021.

Q2 and YTD 2016 Financial Results

•	Revenue growth for both periods was driven by increased sales of CryoStor® and HypoThermosol® clinical grade biopreservation media to the regenerative medicine segment, including increased order volume from later stage clinical customers that are developing CAR T-cell and other cellular immunotherapies for cancer and other leading causes of death.

•	Gross margin for the second quarter of 2016 was 56% compared to 55% in the prior year. For the first six months of 2016 and 2015, gross margin was essentially unchanged at 57%.

•	Operating expenses for the quarter were $2.7 million compared to $2.0 million in 2015. For the first six months of 2016, operating expenses totaled $5.3 million compared to $4.0 million in 2015. The increase in operating expenses for both periods was primarily a result of higher personnel costs, sales and marketing, software development costs related to the evo Smart Shipper and biologistex Cold Chain Management SaaS, and higher share based compensation expense.

•	The net loss attributable to BioLife was $1.4 million and $1.0 million for the three month period in 2016 and 2015, respectively. For the six month period in 2016, the net loss attributable to Biolife was $2.6 million compared to $2.0 million in the same period in 2015.

2016 Expectations

Management reaffirms its previously released expectations of financial results for 2016:

•	Revenue: Expected to exceed $8 million, with 20% to 30% growth in biopreservation media revenue over 2015, and nominal revenue from biologistex.

•	Gross Margin: Expected in the range of 55% to 65% for biopreservation media revenue, excluding the impact of biologistex.

•	Cash: In the second quarter we entered into a $4 million credit facility that should provide sufficient capital to enable the Company to reach positive cash flow from operations. The Company drew $1 million from this facility in the second quarter and ended the period with $1.3 million in cash.

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Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. EDT this afternoon. To access the webcast, please log on to the Investor Relations page of the BioLife Solutions website at www.biolifesolutions.com. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 57716605. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets biopreservation media products and smart shipping containers connected to a cloud hosted cold chain management app to improve the quality of delivery logistics for cells, tissues, and organs. The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.

Our biologistex cloud based cold chain management service is an integrated logistics and tracking and trace web app used by shippers of time and temperature sensitive biologic materials. The evo Smart Shipper is a state of the art precision thermal shipping container with embedded payload monitoring, GPS location tracking, and cellular communication electronics that transmit critical shipment information to the cloud. This SaaS app enables users to monitor high value shipments during transit and configure actionable alerts for downstream recipients for location, approaching destination, delivery, package open, and remaining shelf life or stability via the patent pending StableAlert™ countdown timer. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements, including, but not limited to, statements concerning new products, the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, market adoption and revenue from biologistex, worldwide demand for organ preservation and transport products, commercial manufacturing of our customers’ products, potential proceeds from the credit facility, projected financial results, cash flow and liquidity, including the potential for reaching positive cash flow from operations next year. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, that our customers may be unable to obtain all required regulatory approvals necessary to commercializing their products; uncertainty regarding required financing and our ability to repay amounts drawn under the credit facility; uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations

Roderick de Greef

Chief Financial Officer

(425) 686-6003

rdegreef@biolifesolutions.com

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BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands)

	Three Months		Six Months
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Product sales	$1,990	$1,497	$3,842	$2,997
Cost of product sales	873	678	1,644	1,296
Gross profit	1,117	819	2,198	1,701
Gross margin %	56%	55%	57%	57%
Operating expenses
Research and development	599	301	1,103	623
Sales and marketing	849	643	1,583	1,143
General and administrative	1,263	1,031	2,598	2,251
Total operating expenses	2,711	1,975	5,284	4,017

Operating loss	(1,594)	(1,156)	(3,086)	(2,316)

Other income (expenses)
Total other income (expenses)	(126)	6	(124)	13

Net loss	(1,720)	(1,150)	(3,210)	(2,303)
Net loss attributable to non-controlling interest	364	156	627	277
Net loss attributable to BioLife Solutions, Inc.	$(1,356)	$(994)	$(2,583)	$(2,026)

Basic and diluted net loss per common share attributable to BioLife Solutions, Inc.	$(0.11)	$(0.08)	$(0.21)	$(0.17)

Basic and diluted weighted average common shares used to calculate net loss per common share	12,568	12,145	12,513	12,123

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BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Consolidated Balance Sheet

(In thousands)

	June 30, 2016	December 31, 2015
Cash, cash equivalents and investments	$1,318	$3,825
Accounts receivable	1,284	929
Inventories	1,911	1,835
Total current assets	4,916	6,973
Total assets	10,550	12,370

Total current liabilities	2,264	1,726
Total liabilities	3,004	2,510
Total Shareholders’ equity	7,546	9,860

BIOLIFE SOLUTIONS, INC.

Unaudited Condensed Consolidated Statement of Cash Flows

(In thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015
Cash used in operating activities	$(2,775)	$(2,535)
Cash provided by investing activities	855	3,813
Cash provided by financing activities	1,065	80
Net increase (decrease) in cash and equivalents	$(855)	$1,358

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